                          A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                     1997        1996        1995
                                                  ----------  ----------  ----------
BASIC
 Earnings
  Net income                                      $2,323,557  $  921,509  $  439,852
                                                  ==========  ==========  ==========

 Shares
  Weighted average number of common
   shares outstanding                              4,910,744   4,787,692   4,741,502
                                                  ==========  ==========  ==========

 Earnings per common share                        $      .47  $      .19  $      .09
                                                  ==========  ==========  ==========

DILUTED
 Earnings
  Net income                                      $2,323,557  $  921,509  $  439,852
  Add after tax interest expense applicable
   to 6.5% convertible debentures                    206,700      49,635           -
                                                  ----------  ----------  ----------
 Net income applicable to common stock            $2,530,257  $  971,144  $  439,852
                                                  ==========  ==========  ==========

 Shares
  Weighted average number of common
   shares outstanding                              4,910,744   4,787,692   4,741,502
  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants         568,478     370,449     222,609
  Assuming conversion of 6.5% convertible
   debentures                                        454,545     109,029           -
                                                  ----------  ----------  ----------

  Weighted average number of common and
   common equivalent shares outstanding            5,933,767   5,267,170   4,964,111
                                                  ==========  ==========  ==========

 Earnings per common share                        $      .43  $      .18  $      .09
                                                  ==========  ==========  ==========
